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                         CHECKFREE HOLDINGS CORPORATION



                                  Exhibit 4(a)






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                         CHECKFREE HOLDINGS CORPORATION

                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                             ----------------------


         WHEREAS, CheckFree Corporation, a Delaware corporation, adopted the CheckFree Corporation 1993 Stock Option Plan (the "1993 Plan") as an incentive and to encourage certain key associates, officers, directors, consultants and advisers who render service to CheckFree Corporation; and

         WHEREAS, effective December 22, 1997, CheckFree Corporation was reorganized and pursuant to the reorganization, CheckFree Corporation became the wholly owned subsidiary of CheckFree Holdings Corporation (the
"Reorganization"); and

         WHEREAS, the common stock of CheckFree Corporation was exchanged on an equal basis for the common stock of CheckFree Holdings Corporation on the effective date of the Reorganization; and

         WHEREAS, CheckFree Holdings Company, pursuant to the Reorganization adopted the 1993 Plan and desires to restate and amend the 1993 Plan to reflect the Reorganization.

         NOW, THEREFORE, in consideration of the premises, the 1993 Plan is hereby amended and restated, effective December 22, 1997, in its entirety as follows:

          1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key associates, officers, directors, consultants and advisers who render services to CHECKFREE HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and any current or future subsidiaries or parent of the Company (the "Company Group"), by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

          2. EFFECTIVE DATE. The Plan shall become effective on April 28, 1993, the date the Plan was adopted by the Board of Directors of the Company and approved by a majority of the shares of common stock of the Company entitled to vote thereon (the "Effective Date"). The Plan replaces in its entirety the Second Amended and Restated 1983 Incentive Stock Option Plan and the Second Amended and Restated 1983 Non-Statutory Stock Option Plan, both of which were amended and restated effective April 20, 1992 (collectively, the "1983 Stock Option Plans").

          3. ADMINISTRATION

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"), which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to a committee (the "Committee") which consists of not fewer than two members of the Board. If the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee.

                  (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for gross negligence or willful misconduct.



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                  (c) Each member of the Board shall be indemnified by the
Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

          4. ELIGIBILITY.

                  (a) ISOs and Non-statutory Options may be granted to such key associates of the Company Group, and Non-statutory Options only may be granted to directors who are not employees of and to consultants and advisers who render services to the Company Group, as the Board shall select from time to time (the "Optionees"). More than one Option may be granted to an individual under the Plan.

                  (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation; provided, however, this restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the fair market value of such Share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.

                  (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this subparagraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-statutory Option pursuant to Section 422(d) of the Code. Except as otherwise expressly provided in the immediately preceding sentence, this subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

          5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be shares of the common stock, $.01 par value, of the Company ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan shall not exceed 155,000 shares, subject to adjustment in accordance with the terms of paragraph 12 hereof; provided, however, that to the extent that Shares may be purchased or are purchased upon exercise of options granted pursuant to the 1983 Stock Option Plans, such aggregate number of Shares covered by the Plan shall be reduced by such number of shares. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to any forfeiture or any repurchase right hereunder may again be the subject of an Option under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

          6. TERMS AND CONDITIONS OF OPTIONS.

                  (a) At the time of grant, the Board shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options granted shall be authorized by the Board and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in such form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 12 may be reflected in an amendment to or restatement of such Stock Option Agreements.


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                  (b) The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

          7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Board; PROVIDED, HOWEVER, the Option Price of each ISO granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. An Option shall be considered granted on the date the Board acts to grant the Option or such later date as the Board shall specify.

          8. OPTION PERIOD. The period during which the Option may be exercised (the "Option Period") shall be determined by the Board; PROVIDED, HOWEVER, any ISO granted under the Plan shall have an Option Period which does not exceed 10 years from the date the ISO is granted.

          9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative.

         10. EXERCISE OF OPTIONS.

                  (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Board in its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as specified in subparagraph 11(a), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(a); (ii) in the event of the Optionee's termination of employment as a result of disability or death as specified in subparagraph 11(b), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(b); (iii) in the event of a merger, reorganization or sale of all or substantially all of the assets of the Company as specified in subparagraph 12(c), the Options shall be exercisable to the extent and for the period specified in subparagraph 12(c); and (iv) in the event of a change in control, as defined herein, all Options held by Optionee shall become exercisable for the period specified in subparagraph 12(d).

                  (b) An Option shall be exercisable only upon delivery of a written notice to the Board, any member of the Board, the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares (valued at their fair market value as of the date of tender); (iii) with the consent of the Board, and to the extent permitted by applicable law, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board and in cash for the par value of the Shares; (iv) with the consent of the Board, any combination of (i), (ii), or (iii); or (v) with the consent of the Board, if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                           (A) written instructions to forward a copy of such
                  notice of exercise to a broker or dealer as defined in Section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and designated in such notice ("Broker"), and to deliver to the specified account maintained with the Broker by

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                  the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                           (B) a copy of irrevocable instructions to the Broker
                  to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

                  (d) The Optionee or other person exercising such Option shall pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 17.

         If previously acquired Shares are to be used to pay the exercise price of an ISO, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such Shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

         11. TERMINATION OF EMPLOYMENT.

                  (a) Upon termination of an Optionee's employment with the Company Group, other than termination of employment by reason of disability or death or for cause, the Optionee shall have 30 days after the date of termination of employment (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; PROVIDED, HOWEVER, if such termination is due to the Optionee's retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence shall be considered a termination of employment. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company or any parent or subsidiary of the Company.

                  (b) Upon termination of an Optionee's employment by reason of disability, as defined in subparagraph 27(a) of this Plan, or death, the Optionee or the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of termination of employment by reason of disability or death (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by Optionee to the extent the same were exercisable on the date of the Optionee's termination of employment; PROVIDED, HOWEVER, the Board may, but shall not be required to, permit, in its discretion, the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.

                  (c) Upon termination of an Optionee's employment for cause, as defined herein, all Options held by such Optionee shall terminate effective on the date of termination of employment.

         12. STOCK SPLITS; MERGERS; REORGANIZATIONS; SALE OF ASSETS.

                  (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                  (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter

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may be purchased pursuant to an Option under the Plan and the number and kind of
Shares then subject to Options granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

                  (c) Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a change in control as defined herein), or a sale of all or substantially all of the assets of the Company, shall cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board may provide that some or all of the unexercised portion of any one or more of the outstanding Options shall be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines.

                  (d) If a change in control, as defined herein, occurs, all outstanding options granted under this Plan shall then be immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

         13. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to Section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to Section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant of the Option.

         14. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         15. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the employ or service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position of the Optionee with the Company.

         16. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         17. WITHHOLDING TAXES. The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state or local tax withholding obligations. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their fair market value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

         18. EXCHANGES. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the same

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price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options.

         19. REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased or acquired upon exercise of an Option may, in the sole discretion of the Board, be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired.

         20. CONFIDENTIALITY AGREEMENTS. Upon the Company's request, each Optionee shall execute, prior to or contemporaneously with the grant of any Option hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, noncompetition and/or assignment of inventions and related matters.

         21. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under the Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the 1933 Act, and (ii) the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the 1933 Act, or under state or other law.

         22. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         23. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         24. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; PROVIDED, HOWEVER, that (a) in no event shall any amendment be made to the Plan which would cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations; and (c) any amendment to the Plan which requires the approval of the shareholders of the Company under the rules promulgated under
Section 16 of the 1934 Act shall be subject to the approval of the shareholders of the Company in accordance with such rules. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

         With the consent of the Optionee affected, the Board may amend outstanding Options or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding ISO's granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

         25. TERM OF PLAN. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of common stock of the Company entitled to vote on, or within twelve months of, the date of the Plan's adoption by the Board, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may

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be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         26. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

         27. DEFINITIONS.

                  (a) DISABILITY. "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary employment or service with the Company Group.

                  (b) FAIR MARKET VALUE. If the Shares are publicly traded, the term "fair market value" as used in this Plan shall mean (a) the closing price quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the last quote reported by NASDAQ for small-cap issues, if the shares are so quoted, (c) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (d) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. In all other cases, the fair market value shall be determined by and in accordance with procedures established in good faith by the Board and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

                  (c) KEY ASSOCIATES. The term "key associates" shall include those executive, administrative, operational and managerial employees who are determined by the Board to be eligible for Options under the Plan.

                  (d) PARENT AND SUBSIDIARY. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Code.

                  (e) TERMINATION FOR CAUSE. The term "termination of employment for cause" shall mean termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony;
(d) the violation of any of the terms and conditions of any written agreement the Optionee may have from time to time with the Company Group (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period); or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.





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                  (f) CHANGE IN CONTROL. A "change in control" shall be deemed to have taken place if, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company; provided, however, that any Transaction shall not be deemed to be a change in control if the Transaction causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors of the Company in office immediately prior to the change in control.

                                            CHECKFREE HOLDINGS CORPORATION


                                            By:  /s/ Peter J. Kight
                                                 -------------------------------
                                                   Peter J. Kight, President


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                                                                    No. 93-_____

                                    EXHIBIT A

                         CHECKFREE HOLDINGS CORPORATION
                          [INCENTIVE /OR/ NONSTATUTORY]
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                             ----------------------


         CHECKFREE HOLDINGS CORPORATION (the "Company") hereby grants, effective this ____ day of _______ , l9___ (the "Effective Date") to (the "Optionee") an option to purchase ____ shares of its Common Stock, $.01 par value per share (the "Option Shares"), at a price of Dollars ($ ____________ ) per share pursuant to the Company's Amended and Restated l993 Stock Option Plan (the "Plan") and on the following terms and conditions.

          1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, exercise of the option, sale of the Option Shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Board or the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, shall be final, binding, and conclusive upon the Optionee and his or her heirs. This option [SHALL/SHALL NOT] be treated as an Incentive Stock Option under the Plan.

          2. TIME OF EXERCISE. This option may be exercised, from time to time, in full or in part, by the Optionee to the extent the option is vested based upon the number of full years the Optionee is an employee of the Company after the Effective Date (the "Vested Percentage") and shall remain exercisable (subject to the provisions herein and in the Plan) until it has been exercised as to all of the Option Shares or the anniversary of the Effective Date, whichever occurs first. The Optionee shall be entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Option Shares, based upon the Vested Percentage, from time to time, which shall be determined in accordance with the following schedule:

                  Years of Employment
                After the Effective Date           Vested Percentage
                ------------------------           -----------------



Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option may not otherwise be exercised by reason of the foregoing sentence, the Company shall use its best efforts to register said Option Shares with the Securities Exchange Commission on Form S-8 (or successor form) as soon as practical after such form may be used by the Company and, concurrently therewith, to take reasonable steps to comply with applicable state securities laws in connection with such issuance.


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



          3. METHODS OF EXERCISE. This option shall be exercisable by delivery to the Company of written notice of exercise in the form adopted by the Board which specifies the number of Option Shares to be purchased and the election of the method of payment therefor, which shall be one of the methods of payment specified in paragraph 10 of the Plan and, if otherwise than payment in full in cash, shall be subject to the consent of the Board. Upon receipt of payment for the Option Shares to be purchased pursuant to the option or, if applicable, the Option Shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (v) of subparagraph 10(c) of the Plan is elected, a certificate or certificates for the number of Option Shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other person exercising this option) to take any action in connection with the Option Shares then being purchased, the delivery of the certificate or certificates for such Option Shares may be delayed for the period necessary to take and complete such action.

          4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder shall be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

          5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will notify the Company within seven (7) days of any sale or other transfer of any Option Shares. If any class of equity securities of the Company is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and the Optionee or any other person who may exercise this option is subject to Section 16 of that Act by virtue of such Optionee's or person's relationship to the Company, the Optionee or other person exercising this Option agrees not to sell or otherwise dispose of any Option Shares unless at least six (6) months have elapsed from the Effective Date.

          6. WITHHOLDING. As a condition to the issuance of any of the Option Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

          7. OPTION TO PURCHASE UPON TERMINATION OF EMPLOYMENT OR DEATH. Upon the termination of the Optionee's employment with the Company, whether such termination be voluntary or involuntary and for whatever cause, or upon the death of the Optionee, the Company shall have the option to purchase the Option Shares, now owned or hereafter acquired by the Optionee, and to which the Optionee shall be entitled. The Company within sixty (60) days of the Optionee's termination or death, at its option, may give notice of its election to purchase, in whole or in part, the Option Shares then owned by the Optionee. The Company shall exercise its election to purchase by giving notice thereof to the Optionee or the legal representative of the Optionee's estate. Such notice shall specify the number of the Option Shares to be purchased and the date for the closing of the purchase which shall be not more than sixty (60) days after the date of the giving of such notice.


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



         The purchase price of the Option Shares to be purchased hereunder because of the termination or death of the Optionee shall be the price set forth in Section 9 below. The closing shall take place at the principal office of the Company and the purchase price shall be paid as set forth in Section 10 below.

          8. RESTRICTION DURING LIFE. The Optionee shall not transfer or encumber the Option Shares, in whole or in part, to any person, firm, or corporation without the prior written consent of the Company and only thereafter if the Optionee shall have first made the offer to sell the Option Shares to the Company as hereinafter described and such offer shall not have been accepted.

         (a) OFFER BY THE OPTIONEE - The offer shall be given to the Company and shall consist of an offer to sell all of the Option Shares owned by the Optionee intended to be transferred or encumbered, to which shall be attached a statement of intention to transfer or encumber, as the case may be, the name and address of such prospective purchaser or lienor, the number of shares involved in the proposed transfer or encumbrance, and the terms of such transfer or encumbrance.

         (b) ACCEPTANCE OF OFFER - Within sixty (60) days after the receipt of such offer, the Company, at its option, may elect to purchase, in whole or in part, the Option Shares on either the same terms as those offered to the prospective purchaser or lienor, or upon the terms as set forth below. The Company shall exercise its election to purchase by giving notice thereof to the Optionee. Such notice shall specify a date for the closing of the purchase which shall be not more than sixty (60) days after the date of the giving of such notice.

         (c) RELEASE FROM RESTRICTION - If the offer to sell to the Company is not accepted, the Optionee may make a bona fide transfer or encumbrance to the prospective purchaser or lienor named in the statement attached to the offer, such sale or encumbrance to be made only in strict accordance with the terms therein stated. However, if the Optionee shall fail to make such transfer or encumbrance within thirty (30) days following the expiration of the time herein provided for the election by the Company, such Option Shares shall again be subject to all the restrictions of this Agreement.

          9. PURCHASE PRICE. The purchase price of the Option Shares to be purchased hereunder because of the termination of employment or death of the Optionee, as set forth under Section 7, or because of the Company exercising its right to purchase the Option Shares upon the terms set forth herein, as set forth under Section 8, shall be the fair market value of the Option Shares. "Fair market value" of the Option Shares as used in this Section 9 shall be determined as follows:

         If the common stock of the Company is publicly traded, the term "fair market value" as used herein shall mean (a) the closing price quoted in the NASDAQ National Market System, if the common stock is so quoted,
         (b) the last quote reported by NASDAQ for small-cap issues, if the common stock is so quoted, (c) the mean between the bid and asked prices as reported by NASDAQ, if the common stock is so quoted, or (d) if the common stock is listed on a securities exchange, the closing price at which the common stock is quoted on such exchange, in each case as of the date of the Optionee's termination of employment or death, as applicable, if the purchase is being made pursuant to Section 7 hereof or as of the date the Company receives the offer from the Optionee pursuant to Section 8 hereof, if the purchase is being made pursuant to Section 8 hereof, or if there is no quotation or sale on that date, the next previous date on which the common stock of the Company was quoted or traded. In all other cases, the fair market value shall be determined by and in accordance with procedures established in good faith by the Company's Board of Directors and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options. If the fair market value of the Option Shares shall be determined by the Company's Board of Directors, it shall be determined as of the date of the Optionee's termination of employment or death, as applicable, if the purchase is being made pursuant to Section 7 hereof or as of the date the Company receives the offer from the Optionee pursuant to Section 8 hereof if the purchase being made pursuant to Section 8 hereof. In such case, the Board

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


         of Directors' determination of the fair market value of the Option Shares shall be final and binding upon the parties hereto.

         10. PAYMENT OF PURCHASE PRICE. The purchase price to be paid in the event the Company exercises its option to purchase the Option Shares pursuant to
Section 7 or Section 8 (if upon the terms set forth herein) shall be paid in five (5) equal successive annual installments commencing sixty (60) days after the closing of the purchase of the Option Shares, which shall be evidenced by the delivery of a negotiable promissory note (the "Note") from the Company payable to the order of the Optionee, or the legal representative of the Optionee's estate.

         The Note shall bear interest at the rate of ten percent (10%) per annum and the Company shall have the right to prepay the Note at any time without penalty. Notwithstanding the foregoing, the Company's minimum annual installment payable under the Note shall be the lesser of Ten Thousand Dollars ($10,000) or the total amount then due under the Note. Upon the delivery of the Note to the Optionee, the Optionee or the legal representative of the Optionee's estate shall assign and deliver to the Company the certificates for the Option Shares.

         11. ENDORSEMENT ON STOCK CERTIFICATE. In addition to any other legends, the certificate for the Option Shares shall bear the following legend in conspicuous type:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A STOCK OPTION AGREEMENT WITH THE COMPANY DATED THE _____ DAY OF _________, 19__.

         12. GENERAL. This Agreement shall be construed as a contract under the laws of the State of Ohio without reference to Ohio's choice of law rules. It may be executed in several counterparts, all of which shall constitute one Agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.


OPTIONEE:                                   CHECKFREE HOLDINGS CORPORATION


                                            By:
-----------------------------                   --------------------------------

                                            Its:
                                                --------------------------------





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